Exhibit 04.21
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PRIVATE INSTRUMENT OF NON-RESIDENTIAL
REAL ESTATE LEASE AGREEMENT

By this private agreement, the parties below:

LESSOR: NOBE ENTERPRISES AND PARTICIPATIONS LTDA., a limited liability company, with registered offices in the City of São Paulo, State of São Paulo, at Rua Hungria, No. 514, 10º andar, suite 102, sala 31, Jardim Europa district, Postal Code 01455-000, registered in the Ministry of Finance's Corporate Taxpayer Registry (CNPJ/MF) under No. 25.077.388/0001-50, with its articles of association filed with the São Paulo State Board of Trade (JUCESP) under NIRE No. 35229977544, in a meeting held on June 24, 2016, herein represented in the form of its Articles of Association, by its managers indicated and undersigned, Alexandre Ferreira de Abreu Pereira, Brazilian, married, business administrator, holder of Identity Card RG No. 23.194.919-4-SSP/SP and registered with the CPF/MF under No. 259.912.388-71; and Dario de Abreu Pereira Neto, Brazilian, married, business administrator, holder of Identity Card RG No. 9.813.793-SSP/SP and registered with the CPF/MF under No. 114.774.128-08; e-mails: alexandre@sdiweb.com.br; dario@sdiweb.com.br; margarete.albanit@sdiweb.com.br.

LESSEES: 1) MNLT S.A., a corporation, headquartered in the City of São Paulo, State of São Paulo, at Av. Doutora Ruth Cardoso, No. 7221, conj. 1501, 14º andar, Pinheiros, Postal Code 05425-902, registered in the Ministry of Finance's Corporate Taxpayer Registry (CNPJ/MF) under No. 12.592.831/0001-89, with its articles of association filed with the São Paulo State Board of Trade (JUCESP) under NIRE No. 35300384415, in the meeting held on September 21, 2010 (“MNLT”); and, 2) STONE INSTITUIÇÃO DE PAGAMENTO S.A., a joint stock company, with registered office in the City of São Paulo, State of São Paulo, at Av. Dr. Ruth Cardoso, No. 7221, conj. 2101, 20° andar, Pinheiros, CEP 05425-902, registered in the Ministry of Finance's Corporate Taxpayer Registry (CNPJ/MF) under No. 16.501.555/0001-57, with its articles of incorporation filed with the São Paulo State Board of Trade (JUCESP) under NIRE No. 35300439325, in a session held on 06/01/2012 (“STONE”), both herein represented in the form of their respective Bylaws, by their administrators at the end appointed and signed, Diego Ventura Salgado, Brazilian, married, economist, bearer of Identity Card RG No.10880240-SSP/MG and enrolled with the CPF/MF under No. 053.673.736-31; and Tatiana Malamud, Brazilian, divorced, lawyer, bearer of Identity Card RG No. 076705201 IFP/RJ and enrolled with the CPF/

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MF under No. 003.955.667-03, emails: diego.salgado@stone.com.br and tatiana.malamud@stone.com.br.

They have agreed to enter into this "Private Instrument of Non-Residential Property Lease Agreement" ("Agreement"), whereby the LESSOR leases to LESSEES the properties indicated below, under the terms of the clauses and conditions set forth herein, freely agreed between them:

1. PURPOSE OF THE LEASE:

1.1. The LESSOR owns and has, as a lease to the LESSEES, das Service Rooms No. 21, 22, 23, 24, 31, 32, 33, 34, 41, 42, 43, 44, 51, 52, 53, 54, 61,

62, 63, 64, located on the 2nd (second) to the 6th (sixth) floors, plus Store No. 04 located on the ground floor (“Autonomous Units”) and 1st floor of the “Subcondomínio White Office”, which is part of the “Condomínio White 2880”, located at Avenida Rebouças, No. 2.880 and Avenida Pedroso de Morais, No. 38, in the City of São Paulo, State of São Paulo, duly described and characterized in registration numbers 164,916, 164,917, 164,918, 164,919, 164,920, 164,921, 164,922, 164,923, 164,924, 164,925, 164,926, 164,927, 164,928, 164,929, 164,930, 164,931, 164,932, 164,933, 164,934 and 164,935 and 164,914, respectively, all from the 10th Property Registry Office of the District of São Paulo/SP, with a total leasable BOMA area of 7,177.22m2 (“Properties”), as detailed below:

Autonomous Units	Private Area (m2)	B.O.M.A. Area (m2) (*)	Total Built Area (m2)
21	226.07	323.96	428.558
22	235.93	348.53	445.028
23	227.42	335.86	430.813
24	243.00	349.04	482.312
31	240.67	343.11	452.945
32	235.93	348.53	445.028
33	227.42	335.86	430.813
34	243.00	349.04	482.312
41	254.22	363.02	501.054
42	235.93	348.53	445.028
43	227.42	335.86	430.813

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44	243.00	349.04	456.837
51	267.53	383.20	523.285
52	235.93	348.53	445.028
53	227.42	335.86	430.813
54	243.00	349.04	456.837
61	279.71	402.69	543.629
62	235.93	348,49	445.028
63	227.42	335.86	430.813
64	243.00	347.16	456.837
Store 4	153.23	196.01	276.555
TOTAL	4,953.18	7,177.22	9,440.366

1.1.1. Each Autonomous Unit has the right to use the number of common and undetermined parking spaces in the sector, for passenger vehicles, located in the collective garage of the aforementioned “Condomínio White 2880”, subject to valet parking, totaling 48 (forty-eight) spaces, which are part of this lease:
a) Services Room No. 21: 2 (two) common and undetermined parking spaces of the sector.
b) Services Room No. 22: 2 (two) common and undetermined parking spaces of the sector.
c) Services Room No. 23: 2 (two) common and undetermined parking spaces of the sector.
d) Services Room No. 24: 3 (three) common and undetermined parking spaces of the sector.
e) Services Room No. 31: 2 (two) common and undetermined parking spaces of the sector.
f) Services Room No. 32: 2 (two) common and undetermined parking spaces of the sector.
g) Services Room No. 33: 2 (two) common and undetermined parking spaces of the sector.
h) Services Room No. 34: 3 (three) common and undetermined parking spaces of the sector.
i) Services Room No. 41: 3 (three) common and undetermined parking spaces of the sector.
j) Services Room No. 42: 2 (two) common and undetermined parking spaces of the sector.
k) Services Room No. 43: 2 (two) common and undetermined parking spaces of the sector.
l) Services Room No. 44: 2 (two) common and undetermined parking spaces of the sector.
m) Services Room No. 51: 3 (three) common and undetermined parking spaces of the sector.
n) Services Room No. 52: 2 (two) common and undetermined parking spaces of the sector.

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o) Services Room No. 53: 2 (two) common and undetermined parking spaces of the sector.
p) Services Room No. 54: 2 (two) common and undetermined parking spaces of the sector.
q) Services Room No. 61: 3 (three) common and undetermined parking spaces of the sector.
r) Services Room No. 62: 2 (two) common and undetermined parking spaces of the sector.
s) Services Room No. 63: 2 (two) common and undetermined parking spaces of the sector.
t) Services Room No. 64: 2 (two) common and undetermined parking spaces of the sector.
u) Store No. 04: 3 (three) common and undetermined parking spaces of the sector

(*) For the purposes hereof, the term B.O.M.A. means the Standard for Calculation of Floor Areas in Commercial Buildings [ANSI/BOMA Z65.1 (1996)] published by BOMA International, except with respect to the space outside the exterior walls, which are measured in accordance with BOMA Z65.1-2010, published by BOMA International, where the private areas of the commercial complexes and commercial stores are added, proportionally, to the common areas of the building, such as basements, equipment areas, employee support areas (changing rooms, pantries, restrooms), atrium, elevator hall, facility passage areas, covered accesses and pedestrian circulations, staircase projections and other common areas.

1.1.2. The LESSEES are aware that, currently, the Properties are registered with the City Hall of São Paulo in a larger area with a single taxpayer registration number (No. 015.047.0225-5), but, considering the condominium specification and with the opening of individual registrations for the Autonomous Units, the IPTU will be individualized, so that each Autonomous Unit will have its own registration number with the City Hall of São Paulo.

1.2. The following annexes form an integral and inseparable part hereof:

ANNEX I: list of Third Party Investors (as defined below).

ANNEX II:Inspection Report and Photographic Report: portrays the state of the Properties and lists the assets that are installed in them.

1.3. The Properties are delivered with the raised floor uninstalled for installation at the responsibility and expense of the LESSEES. The condensers and evaporators of the air conditioning system are already installed in the Properties, as indicated in ANNEX

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II. However, the ducts and diffusers will be purchased and installed under the responsibility and costs of the LESSEES, according to their occupancy layouts.
1.3.1. The hall of elevators and bathrooms of the Properties are delivered ready with finishes according to the standard design of the building.

1.3.2. Also as a result of the grace period and discounts granted to the LESSEES as set out in clauses 4.2, 4.3 and 4.3.1 below, the LESSEES shall arrange for the purchase and installation of a generator, the technical specifications of which shall be agreed upon between the Parties in due course, to serve the private areas of the Properties, to be incorporated into the aforementioned Properties, without any right to retention or compensation, and its maintenance shall be the responsibility of the White Corporate Subcondominium, through its Manager. The generator must be installed in the 1st Basement in the appropriate location.

1.4. The LESSEES are fully aware that the condominium called Condominium “White 2880” was established and specified, with the creation of the Autonomous Units, according to record R.61 of registration 153,332, of the 10th Real Estate Registry Office of São Paulo-SP, which, prior to the execution hereof, were the object of investment by the third party investors indicated in ANNEX I of the Agreement (“Third Party Investors”) and, upon completion of the project and the establishment of the “Condomínio White 2880”, would be sold to said Third Party Investors.

1.4.1. In view of the above, the LESSEES hereby waive their eventual right of preference to acquire the Autonomous Units, provided for in articles 27 et seq. of Federal Law No. 8.245/91, when said Autonomous Units are sold to Third Party Investors or, as applicable, possible successors.

1.4.2. Upon formalization of the transfer of ownership of the Autonomous Units to the respective Third Party Investors before the respective Real Estate Registry Officer, the Parties undertake to sign an Amendment hereto to individualize the lease, indicate the name/corporate name and qualifications of the new owner who will assume the condition of lessor, as well as the bank details for payment of the rent, it being understood that the amount of the individualized rent for each new lessor will be prorated by the BOMA area of each Autonomous Unit, as established in clause 4.1 below.

1.4.3. The individualization of rental payments will not change the obligation of the LESSEES to return entire floors in the event of partial termination of the lease as set out in clause 10.2.

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1.4.4. In the event provided for in clause 1.4.2 above, Third Party Investors will be considered individually responsible for legal and contractual obligations, each one for themselves in relation to their own future Autonomous Unit, without therefore, no joint and several liability between the Third Party Investors, for the legal and contractual obligations arising from this lease, under no circumstances.

1.5. Third Party Investors may sell their respective Autonomous Units to: (i) a legal entity of which the Third Party Investors, or their respective partners or shareholders, are majority shareholders or controlling shareholders with voting rights, or, further, to (ii) the individuals who are partners or shareholders of the Third Party Investors (“Related Third Parties”), upon prior and express written notice to the LESSEES.

1.5.1. In view of the above, the LESSEES hereby waive their preemptive rights to acquire the Autonomous Units, as provided for in articles 27 et seq. of Federal Law No. 8.245/91, when said Autonomous Units are sold by Third Party Investors to Related Third Parties.

1.5.2. In the event established in clause 1.5 above, the payment of rent may, in whole or in part, be made directly by the LESSEES to the Related Third Parties, and it is understood that the LESSEES will be granted sufficient time to change their accounts payable after being duly communicated by the Third Party Investor, with the Third Party Investor agreeing to broadly exempt the LESSEES for any circumstance under the terms of this clause, with the provisions of clauses 1.4.2 and 1.4.4 above being applied.

1.6. The LESSOR hereby appoints and constitutes HERSIL ADMINISTRAÇÃO E

EMPREENDIMENTOS PREDIAIS LTDA., a company with headquarters in this Capital, at Avenida Lineu de Paula Machado, No. 356, sala 5, Bairro Jardim Everest, CEP 05601000, registered with the CNPJ under No. 12.985,985/0001-30, as a communication interface between the LESSEES and each of the Third Party Investors and/or, as applicable, Related Third Parties indicated in ANNEX I, for handling issues related to the Autonomous Units, observing the following deadlines for return to the LESSEES: (i) initial improvements - within the period established in clause 7.2 below; (ii) necessary improvements that affect the safety and substance of the Properties - within the period established in clause 7.3 below; (iii) other improvements - within the period established in clause 7.4.1 below; and (iv) other emergency matters - within a maximum period of 05 (five) business days, counted from the date of communication.

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1.6.1. The LESSOR undertakes to inform, expressly and unequivocally, and to adopt the appropriate measures to allow compliance by Third Party Investors and/or, as applicable, Related Third Parties, on the appointment and constitution set out in clause 1.6 above.

2. PURPOSE OF LEASE - DESTINATION OF PROPERTIES:

2.1. The Properties are leased exclusively for the LESSEE to install their administrative offices therein, and their use for any other purpose is prohibited, and the sublease and/or loan of said Autonomous Units to third parties that are not Affiliates of the LESSEES (as defined below) is also prohibited, in compliance with the provisions of clauses 2.1.1,

2.1.2, 2.1.3 and 2.1.4 below. The assignment and/or transfer hereof by the LESSEES to any third parties and their Affiliates (as defined below) is prohibited, except with prior written authorization from the LESSOR to the LESSEES.

2.1.1. Notwithstanding the provisions of clause 2.1 above, the LESSEES may sublease and/or lend the Autonomous Units to companies that are or may become part of their economic groups (“Affiliate” or “Affiliates”), upon prior communication to the LESSOR, but regardless of its authorization, provided that the LESSEES maintain at least 04 (four) Autonomous Units under their direct possession. For the purposes and effects hereof, an economic group is characterized when 2 (two) or more companies: (i) have the same partners or shareholders with relevant participation; or, alternatively, (ii) are under the same management, control or administration, direct or indirect.

2.1.2. The sublease and/or loan of any Autonomous Unit will be formalized by means of a contract entered into between the LESSEES and the respective Affiliate (“Sublease or Loan Instrument”), and its final term must coincide at most with the final Term (as defined below) and the sublease, assignment and/or loan by the Affiliate to third parties is prohibited, and these conditions must be expressly stated in the Sublease or Loan Instrument.

2.1.3. The Sublease or Loan Instrument shall be terminated by operation of law in the following cases: (i) rescission, expiration and/or termination hereof; and/or (ii) the Affiliate ceases to be part of the economic group of the LESSEES (as defined in clause 2.1.1 above), and these conditions must be expressly set forth in the Sublease or Loan Instrument.

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2.1.4 Even upon execution of a Sublease or Loan Instrument, the LESSEES shall remain responsible for fulfilling the obligations assumed hereunder, provided that: (i) the LESSEES shall remain responsible for any damages caused to the LESSOR by the Affiliates, under the terms hereof, without prejudice to the right of recourse; and (ii) the payments due hereunder shall continue to be paid by the LESSEES to the LESSOR.

2.2. It is the sole responsibility and expense of the LESSEES to satisfy all requirements of the public authorities for the use of the Properties for the purposes intended by the LESSEES, without any burden or loss for the LESSOR, the LESSEES expressly declaring that, before signing this Agreement, they have already become aware of the possibilities, needs and feasibility for using the Properties for their activities and facilities, to the extent that they will be solely responsible for obtaining a permit from the competent Public Agencies for the execution of any reform in the Properties, provided that they are authorized in writing by the LESSOR, the condominium manager and the Condominium Management, if applicable. case, as well as the consequent “completion report” and the competent operating license for its establishment, and therefore cannot allege, as a reason for termination, or reduction of the rental value, any future impediment that may eventually arise.

2.2.1. It is also the exclusive responsibility and cost of the LESSEES to maintain and renew the licenses and authorizations that are necessary for the regular exercise of their activities in the Properties, such as, for example: (i) the Fire Department Inspection Report - AVCB with regard to the private areas of the Properties, and the LESSEES must take all measures, carry out the necessary installations and adjustments so that their occupation meets the corresponding safety standards; (ii) register or, if the LESSEES already have, keep valid and effective their respective registrations in the Registry of Taxpayers of the Municipality of São Paulo, as well as make timely payment of the collection guides for Inspection, Installation and Operation Fees and Advertisement Inspection Fees, due to the Municipality of São Paulo.

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2.2.2. The LESSEES must demonstrate compliance with the obligations set forth in clause 2.2.1. above, when requested in writing by LESSOR.

2.3. While the LESSEES are in possession of the Properties, the LESSEES undertake to: (i) comply with all requirements of the Public Authorities; (ii) not carry out any act or heating process capable of compromising the safety of the Properties or people; (iii) not carry out any installation in the Properties that implies electrical overload; (iv) not keep or use substances that are dangerous to the safety of the Properties or people, such as chemical products in general, flammable, toxic, explosive, corrosive, polluting, radioactive and/or similar; (v) not keep or use substances that cause odors of any kind; (vi) not to overload the Properties in such a way as to compromise the load capacity of the slab, nor to use equipment of any kind that causes vibrations; (vii) not to perform acts that are harmful to the peace, safety and health of people; (viii) not to use equipment that causes sound or noise that causes discomfort to people.

2.4. The LESSEES undertake to respect the “Condominium Convention” and the “Internal Regulations” of “Condomínio White 2880”, of which the LESSEES received a copy and are in full agreement with its entire content, this document being valid as receipt, and failure to respect the clauses and conditions of said documents constitutes a breach of contract.

3. LEASE TERM:

3.1. This instrument is entered into for a term of 120 (one hundred and twenty) months, that is, from December 15, 2023, to end on December 14, 2033

("Effective Term"), date on which the LESSEES undertake to return the Properties entirely free and clear of people and things, in the state of conservation and use as it is receiving them, except for the deteriorations resulting from their normal use.

4. AMOUNT OF RENT AND ITS RESTATEMENT:

4.1. The monthly rent freely agreed between the Parties, as of December 15, 2023, is BRL 933,038.60 (nine hundred and thirty-three thousand, thirty-eight Brazilian Reais and sixty cents), as detailed below:

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Autonomous Unit	Private Area - m2	Boma Area - M2	Rent Value - BRL
21	226,07	323,96	42.114,80
22	235,93	348,53	45.308,90
23	227,42	335,86	43.661,80
24	243,00	349,04	45.375,20
31	240,67	343,11	44.604,30
32	235,93	348,53	45.308,90
33	227,42	335,86	43.661,80
34	243,00	349,04	45.375,20
41	254,22	363,02	47.192,60
42	235,93	348,53	45.308,90
43	227,42	335,86	43.661,80
44	243,00	349,04	45.375,20
51	267,53	383,20	49.816,00
52	235,93	348,53	45.308,90
53	227,42	335,86	43.661,80
54	243,00	349,04	45.375,20
61	279,71	402,69	52.349,70
62	235,93	348,49	45.303,70
63	227,42	335,86	43.661,80
64	243,00	347,16	45.130,80
Store 4	153,23	196,01	25.481,30
Total	4.953,18	7.177,22	933.038,60

A. GRACE PERIOD:

4.2. It is agreed that the LESSEES are exempt, solely and exclusively, from paying rent relating to the 1st (first) year of lease, that is, the period from December 15, 2023 to December 14, 2024.

4.2.1. During the grace period, the LESSEES shall pay promptly and in full all applicable lease charges, especially the Property Tax and condominium expenses.

B. DISCOUNTS:

4.3. For rental payments related to the 2nd (second) lease year, that is, the period from December 15, 2024 to December 14, 2025, solely and exclusively, the LESSEES will enjoy a monthly discount of BRL 107,658.30 (one hundred and seven thousand, six hundred and fifty-eight Brazilian Reais and thirty cents), so

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that the monthly rent for that period will be BRL 825,380.30 (eight hundred and twenty-five thousand, three hundred and eighty Brazilian Reais and thirty cents), which will be updated in accordance with clause 4.5 below, as detailed below. The LESSEESmust, however, make, on time and in full, the payment of all applicable lease charges, especially the Property Tax and condominium expenses.

Autonomous Unit	Private Area - m2	Boma Area - M2	Rent Value - BRL	Discount	Net Rent
21	226,07	323,96	42.114,80	4.859,40	37.255,40
22	235,93	348,53	45.308,90	5.227,95	40.080,95
23	227,42	335,86	43.661,80	5.037,90	38.623,90
24	243,00	349,04	45.375,20	5.235,60	40.139,60
31	240,67	343,11	44.604,30	5.146,65	39.457,65
32	235,93	348,53	45.308,90	5.227,95	40.080,95
33	227,42	335,86	43.661,80	5.037,90	38.623,90
34	243,00	349,04	45.375,20	5.235,60	40.139,60
41	254,22	363,02	47.192,60	5.445,30	41.747,30
42	235,93	348,53	45.308,90	5.227,95	40.080,95
43	227,42	335,86	43.661,80	5.037,90	38.623,90
44	243,00	349,04	45.375,20	5.235,60	40.139,60
51	267,53	383,20	49.816,00	5.748,00	44.068,00
52	235,93	348,53	45.308,90	5.227,95	40.080,95
53	227,42	335,86	43.661,80	5.037,90	38.623,90
54	243,00	349,04	45.375,20	5.235,60	40.139,60
61	279,71	402,69	52.349,70	6.040,35	46.309,35
62	235,93	348,49	45.303,70	5.227,35	40.076,35
63	227,42	335,86	43.661,80	5.037,90	38.623,90
64	243,00	347,16	45.130,80	5.207,40	39.923,40
Store 4	153,23	196,01	25.481,30	2.940,15	22.541,15
Total	4.953,18	7.177,22	933.168,60	107.673,30	825.380,30

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4.3.1. For rent payments related to the 3rd (third) lease year, that is, the period from December 15, 2025 to December 14, 2026, solely and exclusively, the LESSEES will enjoy a monthly discount of BRL 35,886.10 (thirty-five thousand, eight hundred and eighty-six Brazilian Reais, and ten centavos), so that the monthly rent for that period will be BRL 897,152.50 (eight hundred and ninety-seven thousand, one hundred and fifty-two Brazilian Reais, and fifty cents), which will be updated in accordance with clause 4.5 below, as detailed below. The LESSEESmust, however, make, on time and in full, the payment of all applicable lease charges, especially the Property Tax and condominium expenses.

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Autonomous Unit	Private Area - m2	Boma Area - M2	Rent Value - BRL	Discount	Net Rent
21	226,07	323,96	42.114,80	1.619,80	40.495,00
22	235,93	348,53	45.308,90	1.742,65	43.566,25
23	227,42	335,86	43.661,80	1.679,30	41.982,50
24	243,00	349,04	45.375,20	1.745,20	43.630,00
31	240,67	343,11	44.604,30	1.715,55	42.888,75
32	235,93	348,53	45.308,90	1.742,65	43.566,25
33	227,42	335,86	43.661,80	1.679,30	41.982,50
34	243,00	349,04	45.375,20	1.745,20	43.630,00
41	254,22	363,02	47.192,60	1.815,10	45.377,50
42	235,93	348,53	45.308,90	1.742,65	43.566,25
43	227,42	335,86	43.661,80	1.679,30	41.982,50
44	243,00	349,04	45.375,20	1.745,20	43.630,00
51	267,53	383,20	49.816,00	1.916,00	47.900,00
52	235,93	348,53	45.308,90	1.742,65	43.566,25
53	227,42	335,86	43.661,80	1.679,30	41.982,50
54	243,00	349,04	45.375,20	1.745,20	43.630,00
61	279,71	402,69	52.349,70	2.013,45	50.336,25
62	235,93	348,49	45.303,70	1.742,45	43.561,25
63	227,42	335,86	43.661,80	1.679,30	41.982,50
64	243,00	347,16	45.130,80	1.735,80	43.395,00
Store 4	153,23	196,01	25.481,30	980,05	24.501,25
Total	4.953,18	7.177,22	933.038,60	35.891,10	897.152,50

4.4. As an essential condition for the granting, by the LESSOR to the LESSEE, of the grace period and discounts in the payment of rents indicated in clauses 4.2, 4.3 and 4.3.1 above, the Parties agree that if the LESSEES cause termination for just cause or terminate the Agreement early and without just cause until December 14, 2028, as permitted by article 4 of Federal Law No. 8.245/91, the grace period and discounts

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granted in clauses 4.2, 4.3 and 4.3.1 above will be immediately revoked with respect to the Autonomous Units object of return, for which reason the amounts total amounts equivalent to the grace period and discounts granted in relation to the respective Autonomous Units object of return, until then used by the LESSEE, duly adjusted by the Extended Consumer Price Index, determined by the Brazilian Institute of Geography and Statistics (“IPCA/IBGE”), or its elected substitute, from the date of application of the benefit until the date of actual payment, will be collectible by the LESSOR and due by the LESSEES, without prejudice to the payment of the fine indicated in clause 9 below.

4.4.1. If the LESSEES cause termination for just cause or terminate the Contract early and without just cause as of December 15, 2028, as permitted by article 4 of Federal Law No. 8.245/91, the grace period and discounts granted in clauses 4.2, 4.3 and 4.3.1 above with respect to the Autonomous Units subject to return will be partially revoked, which is why the amounts equivalent to the grace period and discounts granted with respect to the respective Autonomous Units subject to return, until then used by the LESSEES, duly adjusted by the IPCA/IBGE, or its elected substitute, from the date of application of the benefit until the date of actual payment, will be due by the LESSOR and due by the LESSEES, in proportion to the remaining period of the Effective Period, without prejudice to the payment of the fine indicated in clause 9.2. below.

4.5. The monthly rent will be restated annually on December 15 of each year, according to the accumulated variation of the IPCA/IBGE, taking as a basis the variation of the month of December of the immediately previous year and accumulating it up to that verified in the month of November of each subsequent year.

4.6. The adjustment of the rent is an essential condition of this transaction, as it aims at the contractual balance of the Parties, who expressly recognize that the failure to replace the purchasing power of the currency used for its payment will represent unjustified enrichment. Therefore, the Parties expressly agree that if, during the execution hereof, the legislation governing the matter is changed, so as to allow the adjustment of monetary obligations at intervals of less than 12 (twelve) months, the monthly rent shall be required to be duly adjusted according to the lowest interval permitted, preferably monthly, in accordance with the variation of the IPCA/IBGE or its substitute elected herein, from the last adjustment until the date on which the adjustment interval is reduced and, from that point on, at the lowest interval permitted by law.

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4.6.1. If the accumulated variation of the adjustment index in the period is negative, the adjustment percentage will be considered zero, that is, the negative variations (deflation) will be considered in the rent adjustment, except that, if, in the final calculation, the adjustment implies a reduction in the principal, the nominal value of the rent already practiced at the time of the adjustment must prevail. If this occurs, the deadline for reviewing the rent amount will not be restarted and will continue to run normally.

4.7. The Parties understand that the rent adjustment is a perfect, finished and consummated legal act, and is always due, even in the event of an official price freeze, since, if the adjustment cannot be carried out by the IPCA/IBGE due to its value being totally or partially frozen or having its use prevented or being extinguished, the contracted adjustment will still be applicable and collectible, and in this case, calculated in accordance with the variation of the General Market Price Index - Internal Availability, calculated by Fundação Getúlio Vargas (IGPM-DI/FGV) or General Price Index - Internal Availability, calculated by Fundação Getúlio Vargas (IGP-DI/FGV), in that order, taking as the base date the month in which any of the phenomena indicated above occurs.

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5. PAYMENT OF RENT AND DEFAULT:

5.1. The LESSEES are obliged to pay the monthly rent amount, which is due on the last day of each month, in national currency, with immediate release power, promptly by the 5th (fifth) business day of the month following the month due, by means of bank transfer, with the respective receipt/letter sent by the LESSOR at least 10 (ten) days in advance in relation to the monthly rent due in December of each year (month of readjustment with payment in January of each year) and 20 (twenty) days in advance in relation to the other monthly rents, with the transfer receipt being valid as payment receipt.

5.1.1. The LESSOR does not object if the payments of monthly rent and/or lease charges and/or other obligations provided for by law and herein are made only by the LESSEE MNLT or only by the LESSEE STONE, with the corresponding settlements eventually being made between them, in compliance with the terms and conditions hereof and, in any event, both LESSEES remaining jointly and severally liable for all legal obligations, clauses, conditions and obligations hereof under the terms of article 2 of Federal Law No. 8.245/91.

5.1.1.1. The LESSEES declare that they are part of the same economic group and even if this situation changes, the LESSEES will remain jointly and severally liable for compliance with all legal obligations, clauses, conditions and obligations hereof.

5.1.2. It is agreed that failure to receive the respective receipt/letter within the period established in clause 5.1 above will imply an equivalent extension of the rental payment period.

5.1.3. After the due date, the amount due will be adjusted daily from the due date until the date of actual payment, in accordance with variation pro rata die of the IPCA/IBGE or its substitute elected herein, plus default interest of 1% (one percent) per month, counted day by day, levied on the adjusted principal, and a fine of 2% (two percent) until the 5th (fifth) day of delay and 10% (ten percent) from the 6th (sixth) day of delay, levied on the total outstanding debt duly restated and plus interest.

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5.2. If the adjustment index was not published when the overdue rent was paid by LESSEES, as provided for in clause 5.1.3 above, its variation relative to the month prior to the default will be used.

5.3. Any receipt outside the term established herein will be considered a mere tolerance of the LESSOR, in no way affecting the provisions of the various clauses hereof.

5.4. Payments of any rent, lease charges or subsequent debts by the LESSEES do not presume payments of previous rent, lease charges or debts, and it is also certain that payment of the latter does not lead to the presumption that the previous ones have been paid, nor does it extinguish the obligation of the LESSEES.

6. LEASE CHARGES:

6.1. The LESSEES shall be responsible for all taxes, fees, ordinary condominium expenses levied on the Properties, expenses arising from their private consumption, such as electricity, water, sewage, gas and related expenses, as well as all increases that may be incurred in said charges, which must be paid at the appropriate times directly to the corresponding creditors. In addition, the LESSEES will be responsible for the expenses related to the operation, administration, surveillance, conservation, cleaning, repairs, maintenance (preventive and corrective) and inspection of the Properties and their equipment, in addition to the insurance premium covered in Chapter 11.

6.1.1. Specifically in relation to air conditioning units, the LESSEES are obliged to carry out preventive maintenance on a monthly basis through a reputable and first-rate company, and are obliged to, at least 30 (thirty) days before the end or termination of the Agreement, present to the LESSOR the documentation proving maintenance at this frequency, under penalty of incurring the payment of the contractual fine.

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6.2. The LESSEES are obliged to take steps with their respective creditors of the lease charges in order to obtain the corresponding payment slips.

6.2.1. The rental charges provided for in this Agreement and those under the responsibility of the LESSEES, as provided for in Federal Law No. 8.245/91, must be paid by the LESSEES promptly, on their respective due dates, with the LESSEES being exclusively responsible for any increases and fines resulting from non-payment at the appropriate times.

6.3. The LESSEES undertake to send to the LESSOR proof of payments of the lease charges, within a period of up to 15 (fifteen) days, counted from the request of the LESSOR in this regard.

6.4. If the LESSEES do not pay the lease charges on their respective due dates, resulting in the LESSOR having to pay such charges in order not to encumber the Properties, the LESSEES must reimburse the LESSOR for the amount actually paid, plus the adjustment, interest and fine applied by the respective creditors and resulting from non-payment at the appropriate times.

6.5. If the LESSOR is charged, protested and/or has its name registered with any of the credit protection agencies, by the condominium, service concessionaires or by the City Hall, for the lack of payment of any of the lease charges for which the LESSEES are responsible, the LESSEES must compensate the LESSOR for all material and direct losses and damages that the LESSOR demonstrably experiences.

7. IMPROVEMENTS:

7.1. The LESSEES will carry out, at their own expense, except for necessary improvements that affect the safety and substance of the Properties, all other improvements to the Properties.

7.2. The initial improvements for implementation, even if necessary and that affect the safety and substance of the Properties, may be introduced into the Properties at the exclusive expense and responsibility of the LESSEES, with prior and express written authorization from the LESSOR, and if applicable from the condominium manager/administrator, within 3 (three) business days, counted from the date of sending of the communication by LESSEES, or within a shorter period, if the emergency nature is justified.

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7.2.1. Notwithstanding the provisions of clause 7.2 above, the Parties hereby agree that the implementation, at the exclusive expense and responsibility of the LESSEES, of an internal staircase connecting different Autonomous Units was previously approved by the LESSOR.

7.3. With the exception of the initial improvements for implementation, as established in clause 7.2 above, the necessary improvements that affect the safety and substance of the Properties that eventually require redoing or maintenance, will be communicated by the LESSEES to the LESSOR, within a period of up to 30 (thirty) days from the LESSEES verification of the need to redo or maintain the necessary improvements that affect the safety and substance of the Properties, with the LESSOR undertaking to promptly provide measures aimed at redoing/maintaining said improvements.

7.3.1. If the LESSOR does not comply with the communication provided for in clause 7.3 above, the LESSEES will be entitled to carry out the improvement, in which case they will charge the LESSOR for the amount demonstrably spent, without prejudice to the payment of the fine set out in clause 9.1 below.

7.4. Other works, improvements (voluptuous, useful or necessary that do not affect the safety and substance of the Properties) and/or accessions (which together are referred to simply as “improvements”) may only be introduced into the Properties by the LESSEES with prior and express written authorization from the LESSOR, the Subcondominium Administrator and the condominium trustee, and, as the case may be and if necessary, provided that a license is previously issued by the competent public authorities.

7.4.1. The LESSOR undertakes to analyze the improvement project, presented by the LESSEES within a maximum period of 15 (fifteen) days, and the LESSOR may not unjustifiably deny it.

7.4.2. The LESSOR's silence will not characterize its tacit agreement, and it is also certain that the agreement of the LESSOR will not imply the assumption of obligation thereby, nor reduction of the responsibilities of the LESSEES regarding the authorized improvements.

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7.4.3. If there is agreement between the LESSOR, the Subcondominium Manager and the condominium trustee and, as the case may be and if applicable, the issuance of licenses by the Public Authorities authorizing the execution of improvements, by the LESSEES, on the Properties, the LESSEES must, before beginning the execution of said improvements, take out insurance with coverage for engineering risks and civil liability to third parties, providing for the reimbursement of any damages caused as a result of the execution of improvements on the Properties, and the conditions of the insurance must be previously indicated by the LESSOR. This policy must be delivered to LESSOR, with a copy to the property administrator, before any improvements are made to the Properties.

7.5. The LESSEES will be solely responsible for any penalties applied by the condominium or assessments of the competent public agencies due to the realization of improvements in the Properties, either for non-compliance with the applicable legislation, or technical inadequacy.

7.6. Improvements introduced, with or without authorization from LESSOR, are immediately incorporated into the Properties, without the right to retention or compensation of any nature (with the sole and exclusive exception of the hypothesis set out in clauses 7.3 and 7.3.1 above in which compensation is provided for).

7.7. Without prejudice to the provisions of clause 7.6 above, it is the right of the LESSOR to demand that the Properties be restored, in whole or in part, to their original condition at the beginning of this lease (including in relation to the initial improvements for implementation and internal stairs), in which case the LESSEES must also deliver the Properties as established by the LESSOR, but always with a raised floor and generator installed and in compliance with the provisions hereof.

8. INSPECTIONS:

8.1. The LESSOR or persons appointed by it and under its responsibility, may inspect the Properties, upon request to the LESSEES at least 48 (forty-eight) hours in advance, provided that inspections are limited to business days between 9:00 a.m. and 6:00 p.m.

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8.2. During any inspection of the Properties by the LESSOR, if any need for maintenance is found for which the LESSEES are responsible for the Properties, in violation hereof, the Condominium Convention and/or Internal Regulations, the LESSOR will notify the LESSEES to: (i) take measures to correct the violation, within 10 (ten) days, counted from the communication; and, (ii) remedy said violation, within 20 (twenty) days, counted from the end of the term indicated in item (i), or, depending on the nature and complexity, within a longer term to be agreed upon between the Parties, upon reasoned justification.

8.3. If the LESSEES do not comply with the communication provided for in clause 8.2 above, the LESSOR will be entitled to perform the service and/or replacement that is necessary, in which case it will charge the LESSEES the amount proven to be spent, without prejudice to the payment of the fine set out in clause 9.1 below.

9. CONTRACTUAL FINE:

9.1. A fine is stipulated in the amount equivalent to 03 (three) rents in effect at the time of the violation (without any discount), in compliance with the provisions of clause 9.2.3 below, which will be incurred by the Party that violates and does not remedy, within a period of 60 (sixty) days (if a shorter period is not established by law or herein), any clause or condition hereof or legal obligation, and the innocent Party is also entitled to simultaneously consider the Agreement terminated. The fine indicated in this clause 9.1, as freely agreed between the Parties, will always be due in full, regardless of the time elapsed from this Agreement.

9.1.1. The fine established in clause 9.1 above is not cumulative with the specific fines determined in clauses 9.2 and 10.3.1 below, so that, if the LESSEES cause termination for just cause or terminate the Contract early and without just cause, the fine established in clause 9.2 below will apply solely and exclusively.

9.1.2. The general term for resolving legal and/or contractual obligations provided for in clause 9.1 above does not apply to the payment of pecuniary obligations of the Parties, the maturity of which in itself already represents automatic default, regardless of notification.

9.2. If the LESSEES cause termination for just cause, terminate the Agreement early and without just cause and/or are evicted during the Term, the Parties freely agree that the LESSEES will incur a specific fine of 06 (six) rents in force at the time

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(without any discount), calculated in proportion to the remaining period of the Agreement, pursuant to article 4 of Federal Law No. 8.245/91.

9.2.1. The specific fine established above is the only remedy due in relation to early termination without just cause by the LESEES, and no additional fine is due, for any reason whatsoever, without prejudice to the return of the grace period and discounts granted, under the terms of clause 4.4 above and prior notice adjusted in clause 10.1 below, in the event that the LESSEES terminate the Contract early and without just cause.

9.2.2. In the event of renewal of the Term hereof, the fine set out in clause 9.2 above will be reduced to 03 (three) months' rent in force at the time (without any discount), calculated proportionally to the remaining period of the new term of validity/renewal term.

9.2.3. If the LESSOR grants any discount or exemption in the rental amount to the LESSEES and, in the event that the LESSEES give rise to termination for just cause or terminate the Contract early and without just cause during the Term of Validity, the amount of the fine will be calculated based on the full rental amount, that is, the amount calculated based on its adjusted value prior to the granting of the discount and/or exemption.

10. TERMINATION OF AGREEMENT

10.1. If the LESSEES intend to terminate the Agreement early and without just cause, the LESSEES are obliged to notify the LESSOR in writing, at least 120 (one hundred and twenty) days in advance, under penalty of being liable for the payment of the amount equivalent to the rent and lease charges for the unfulfilled period of notice, as pre-established losses and damages, without prejudice to the payment of the specific fine set out in clause 9.2 above and other burdens and consequences arising from early termination without just cause provided herein.

10.1.1. Having been notified by the LESSEES, about the early and unjustified termination of the Agreement, the LESSOR will carry out an inspection of the Properties and, if any damage is found, may refuse to return the keys until the Properties are reestablished to the conditions provided for herein and in ANNEX II hereto, with the rent, taxes, fees, ordinary condominium expenses and other lease charges being paid by the LESSEES, until the contractual requirements are met.

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10.2. The Agreement may be partially, early and unilaterally terminated by the LESSEES, provided that the following criteria are observed: (i) entire floors, that is, all autonomous units that make up the floor to be returned, as indicated in clause 1.1 above (and corresponding parking spaces); (ii) from bottom to top, that is, first the 1st floor must be returned and so on; or, alternatively and at their sole discretion, (iii) from top to bottom, that is, first the 6th floor must be returned and so on.

10.2.1. Upon delivery of the Autonomous Unit(s) that make up the floor(s) to be returned by the LESSEES to the LESSOR, the Parties undertake to sign an Amendment to the Agreement to formalize the reduction of its object and the rental value, proportionally to the BOMA area returned, ratifying the other contractual clauses and conditions.

10.2.2. In the event of partial termination of the lease, all clauses and conditions hereof applicable to full termination shall apply.

10.2.3. Given that this is a single-user lease, in the event of partial termination, the administration of the Condominium and the physical facilities in the common areas will be readapted for multi-user occupation at the expense and responsibility of the LESSEES.

10.3. When this Agreement ends or is terminated, the LESSEES are obliged to return the Properties with the lease charges paid, free and clear of people and things, in perfect conditions of hygiene and cleanliness, as they are received, as well as with their paint in full condition, with the same type of finish and colors as they received it, since the requirement of the aforementioned obligation was taken into consideration for the adjustment of the rental value.

10.3.1. Failure to return the fully repainted Properties will result in the LESSEES, as compensation set for this specific purpose, incurring payment of an amount equivalent to 01 (one) month's rent in effect at the time of delivery of the Properties. The specific fine set forth above is the only remedy due in relation to the non-return of the fully repainted Properties by the LESSEES, with no additional fine being due for compliance with the obligation to deliver the repainted Properties.

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10.3.2. With an advance of 60 (sixty) days of the delivery of the Properties, the LESSEES undertake to submit to the LESSOR a report provided by a reputable and first-rate company to be agreed with the LESSOR at the time, attesting that the air conditioners are in full operation, and the LESSEES must be responsible for the repairs indicated in said report, with the rent and lease charges being borne by the LESSEES until this condition is satisfied.

10.4. The LESSEES undertake to provide, at their expense, the cancellation of the registration and/or annotation hereof eventually carried out by it, proving to the LESSOR, within 30 (thirty) days, counted from the end or termination of the Agreement, under penalty of incurring the payment of the fine set forth in clause 9.1 above, in addition to being obliged to reimburse the LESSORfor the costs, expenses and fees that it proves to have to proceed with said cancellation, in addition to the proven losses and/or damages that the LESSOR may suffer due to the non-compliance with this obligation by the LESSEES.

10.5. In the last 30 (thirty) days of the LESSEES stay in the Properties, the placement of signs on the Properties for the purpose of their commercialization is hereby authorized.

11. INSURANCE:

11.1. The LESSEES are obliged to take out insurance and bear the premium amount, any deductibles and other expenses related thereto, in order to guarantee the Properties and their improvements against risks of civil liability for damage to third parties, fire, lightning, cyclone, gale, hurricane, tornado, hail, rain, explosion, flooding, earthquake, electrical damage, collision of motor vehicles and aircraft, rupture and leakage of pipes, pipelines, conduits, water mains and reservoirs (even if caused by human action), including those belonging to the Properties or Building of which they are part, including additional coverage for loss of rent and damage to third party properties due to such losses, for the minimum amount of BRL 58,000,000.00 (fifty-eight million Brazilian Reais), which must be contracted with a reputable and first-rate insurer expressly understood by the Parties (“Insurance Company”), and which will always have as beneficiary the LESSOR. The LESEES shall present to the LESSOR, within 60 (sixty) days, counted from the date of execution of the Agreement, the contracted policy.

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11.1.1. Within 60 (sixty) days from the completion of the installation of the improvements and implementation improvements by the LESSEES, the LESSEES are obliged to arrange for the endorsement of the insurance policy, in order to increase the insured amount and the corresponding coverage for each claim, corresponding to the amount spent by the LESSEES.

11.2. The LESSEES, up to 15 (fifteen) days before the expiration of the policy, are also obliged to renew the term of the insurance policy dealt with herein, so that the Properties remain covered by the insurance contracted throughout the Term and its possible renewal. The insurance renewal must be carried out under the same conditions as the expiring policy, plus an adjustment in accordance with the variation of the IPCA/IBGE, or its substitute elected herein, or in accordance with the value of the assessment to be carried out by the insurance company, whichever is greater.

11.3. The LESSEES are also obliged to respect the clauses and conditions of the contracted insurance policy. If the LESSEES fail to comply with the conditions of the insurance policy contracted and the Insurance Company fails to pay the respective compensation in the event of a claim, the LESSEES shall be obliged to compensate the LESSOR for any damages demonstrably caused to the Properties, at their own expense, within 30 (thirty) days from the occurrence of the claim, without prejudice to: (i) the payment of the contractual fine by the LESSEES, as established in clause 9.1 or 9.2. above, as the case may be; (ii) the termination hereof; (iii) the payment, by the LESSEES, of the rent and lease charges during the period in which the Properties remained damaged; and (iv) of the other contractual consequences adjusted for the event of early termination of the Contract by the LESSEES.

11.3.1. In the event of a claim covered by the insurance policy(ies) mentioned in this clause, the value of the insurance compensation must be used to fully repair the damages and/or losses caused to the Properties, the LESSOR and/or third parties, and, if the aforementioned value is not sufficient, the LESSEES must repair the damages and/or losses, at their own expense, and if they fail to do so within a reasonable time and LESSOR has to bear any losses and/or incur any expenses, or if LESSOR is held liable for any damage caused to third parties due to the activities and/or operations of LESSEES in the Properties, LESSEES shall reimburse LESSOR all amounts directly and demonstrably spent by LESSOR.

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11.3.1.1. If there is a need to pay a deductible to enjoy the insurance contracted, the LESSEES are obliged to bear the corresponding payment in full, as agreed with the Insurance Company.

11.3.2. If the Insurance Company does not pay the insurance indemnity, under any grounds, the LESSEES will be liable for the direct losses and damages demonstrably caused to the Properties, the LESSOR and/or third parties, reimbursing the LESSOR using its own resources for any costs or expenses that it may incur in replacing the Properties, under the terms hereof.

11.3.3. The payment of the premium must be made by the LESSEES and the policy must state that failure to pay the premium does not imply exemption or reduction of liability of the Insurance Company.

11.4. If the LESSEES deem it necessary to take out insurance with coverage that they deem adequate for their assets and equipment, they must do so at their own expense, risk and responsibility, always exempting the LESSOR from any and all liability for any incidents that damage their assets and equipment, except if the LESSOR is found to be at fault or willful misconduct.

12. NO WARRANTY:

12.1. This Agreement is entered into without warranty.

13. EXPROPRIATION:

13.1. In the event of expropriation of the Properties, this Agreement will be automatically terminated, without any compensation and/or contractual fine being due from either Party, subject to the right of each Party to directly obtain from the expropriating authority the compensation it deems to be due.

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14. REGISTRATION / ANNOTATION / VALIDITY IN CASE OF SALE / RIGHT OF FIRST REFUSAL:

14.1. The costs of registering and/or annotating this Agreement, if the LESSEES so wish, will be borne by them, and the provisions of clause 10.3 above must be observed.

14.2. In the event of sale, all clauses and conditions hereof, especially its Term, shall remain in full force and must be fully complied with by whoever, in any capacity, becomes the owner of each of the Properties, thus authorizing and requesting the competent Real Estate Registry Officer to register this Agreement in the records of the respective Properties, for the purposes of article 8 of Federal Law No. 8245/91.

14.3. With the exception of the operations dealt with in clauses 1.4 / 1.4.1 and 1.5 / 1.5.1 above, in the event that LESSOR and/or the Third Party Investors and/or the Related Third Parties wish to sell, promise to sell, assign or make a promise of assignment of rights or payment in kind of any Autonomous Unit and/or the Properties subject hereto to any third parties, the LESSOR and/or the Third Party Investors are obliged to notify and grant to LESSEES the preference to acquire them, under equal conditions with third parties, as provided for in Article 27 et seq. of Federal Law No. 8.245/91.

14.3.1. The notification must contain: (i) corporate name and CNPJ of the interested third party(ies), only if the third party has not requested secrecy/confidentiality regarding the disclosure of its corporate name and CNPJ; (ii) price and payment method; and (iii) other information necessary for the LESSEES to decide whether to exercise the right of first refusal.

14.3.2. By informing the trade name and CNPJ of the potential third party purchaser, it is clarified that the sale may eventually occur to a legal entity of the same economic group as said potential third party purchaser (as defined in clause 2.1.1 above).

14.3.3. The LESSEES shall have the prerogative to exercise the right of preference within 30 (thirty) days, counted from the receipt of the notification.

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14.3.4. If the right of first refusal is not exercised, under the terms of this clause, LESSOR and/or Third Party Investors and/or Related Third Parties will be free to sell the Property(ies) for the price and form of payment and to any third parties indicated in the notification.

14.4. The right of first refusal does not cover the cases provided for in caput of article 32 of Federal Law No. 8.245/91, and also does not cover cases of constitution of fiduciary property and loss of property or sale by any form of realization of guarantee, including by extrajudicial auction.

15. GENERAL PROVISIONS:

15.1. Considering their economic freedom, capacity to contract and that they were advised by their respective lawyers in the formation hereof, the Parties agree that what was freely agreed between them will prevail in the contractual relationship, applying the provisions of the sole paragraph of article 421, and, caput and subsection III of article 421-A, both of the Civil Code, especially in relation to the provisions on the revocation of the exemption (clause 4.2 and clause 9.4.), revocation of discounts (clauses 4.3 and 4.3.1, and clause 9.4.) and mandatory prior notice (clause 10.1.) in the event of early termination of the Agreement, without prejudice to the payment of the contractual fine provided for in clause 9.1. or 9.2., as the case may be.

15.2. Any revenues arising from the commercial exploitation of the condominium's parking spaces or any of its common areas will belong exclusively to the LESSOR.

15.3. Anything due hereunder, including fines, and which cannot be summarily collected, may be collected through the enforcement process, in accordance with applicable legislation.

15.4. No omission or delay in the exercise of any right, faculty, obligation or remedy arising from this Agreement shall be considered as a withdrawal, agreement or waiver thereof, but merely a mere liberality of the Parties, in no way affecting or altering the provisions hereof.

15.5. Anticorruption:The Parties undertake to comply with, and to enforce, on their behalf, their affiliates or their owners, shareholders, employees or possible subcontractors, the Anti-Corruption Law (Federal Law No. 12.846/13) and other related regulations, and it must: (i) adopt the best practices of integrity and internal

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controls, in order to prevent acts of corruption, fraud, illicit practices or money laundering; (ii) refrain from committing acts of corruption and acting in a manner harmful to the public administration, in the interest or for the benefit, exclusive or otherwise, of the other Party; in particular, not to give, offer or promise, directly or indirectly, anything of value or advantage to a public agent or person related to them, with the objective of obtaining an undue advantage, influencing an act or decision or directing business unlawfully; and (iii) if it becomes aware of any act or fact that violates the aforementioned rules, immediately communicate to the other Party, which will take the measures it deems necessary.

15.5.1. All interactions with public agents must take place only in strict compliance with applicable legislation, under penalty of applicable legal and contractual penalties. The Parties shall notify each other of any suspicious activities and developments.

15.6. Confidentiality:Each Party agrees that, subject to the penalties established in applicable law, it will: (a) maintain in absolute confidentiality all information about ANNEX I and the business and operations of the other Party and its customers to which it has access, including, but not limited to, formulas, methods, know-how, technological infrastructure, systems, software, hardware, processes, projects, financial and non-financial information, new products, development work, process or business maps, marketing requirements, names of customers or potential customers and commercial establishments with which the Party has a commercial relationship (“Confidential Information”); (b) use Confidential Information received from the other Party or its customers or otherwise obtained or accessed during the Term only to fulfill its obligations hereunder, including disclosing it to its respective partners, officers, employees and third parties such as accountants, lawyers and other service providers, Third Party Investors, Related Third Parties and the like; (c) not disclose the Confidential Information referred to in items “a” and “b” above to unauthorized third parties at any time during and after the termination hereof; and (d) limit the disclosure of Confidential Information to those employees who have a legitimate and reasonable need to receive such Confidential Information in order to fulfill the receiving Party’s obligations hereunder.

DocuSign Envelope ID: 20505E43-D135-43E5-929B-EE0F512271D4

15.6.1. Confidentiality obligations do not apply to information that: (i) is or becomes publicly known; (ii) was already known by the receiving Party at the time such disclosure occurred by the other Party; (iii) is legitimately received by either Party from third parties that are not subject to any obligation of confidentiality regarding the other Party; and/or (iv) whose presentation before a Court, Tribunal, Notary's Office or Public Body is necessary to protect and seek compliance with the rights of one of the Parties in relation to the other or a third party.

15.6.2. If, by court order, one of the Parties has to disclose such Confidential Information to third parties, it must communicate this fact to the other Party and take all applicable legal measures, at its own expense, in order to avoid the disclosure of such Confidential Information or, if this is not possible, it must disclose only that part of the Confidential Information that is strictly necessary to comply with said court order.

15.6.3. The Parties may disclose the existence of this relationship, including external photos of the Properties on their respective websites, only with prior and express authorization from the other Party, without this fact entailing any type of burden or expense for the Parties.

15.6.4. The Parties agree that the obligation of confidentiality must be observed by the Parties during the Term, its eventual renewal and for a period of 3 (three) years after the termination or end of this lease.

15.7. This Agreement is binding upon the Parties and their successors under any title.

15.8. The Parties, including the witnesses, admit and recognize as valid and fully effective the form of contracting by electronic, digital and computer means, valid as an instrument enforceable out of court for all legal purposes, under the terms of Article 784, subsection III, of the Code of Civil Procedure, even if this contracting is by means of electronic signature or certification outside the standards of the Brazilian Public Key Infrastructure-ICP BRASIL, as provided in the Second Paragraph of article 10 of Provisional Measure No. 2.200-2/2001.

15.8.1. According to the Fourth Paragraph of Article 784 of the Code of Civil Procedure, in enforceable instrument constituted or certified by electronic means, any modality of electronic signature provided for by law is permitted, the signature of witnesses being waived when its integrity is conferred by a signature provider.

DocuSign Envelope ID: 20505E43-D135-43E5-929B-EE0F512271D4

15.8.2. Any form of electronic signature will be sufficient for the veracity, authenticity, integrity, execution of an instrument enforceable out of court, validity and effectiveness hereof and its terms, as well as binding the Parties to its terms.

15.8.3. The Parties declare that they have the capacity and legitimacy to digitally or electronically sign this instrument and any amendments, and are solely responsible for accessing and using the electronic address, computer, cell phone and passwords provided and used to perform the digital or electronic signature.

15.8.3.1. The Officers/Managers representing the Parties declare that: (i) their corporate acts no longer require any consent, approval or authorization that has not been obtained; and, (ii) that the subscribing Officers have the power and legal capacity to enter into this Agreement representing the Parties and binding them in assuming the obligations set forth herein, so that there is no legal or contractual impediment to this, and this Agreement constitutes a valid and legal obligation for the Parties, enforceable in accordance with its respective terms.

15.9. Although dated December 19, 2023, the effects of this Agreement are retroactive to December 15, 2023, the date on which the Parties adjusted all the clauses and conditions hereof, with the Parties ratifying all acts performed since then.

15. BROKERAGE COMMISSION:

16.1. The LESSEES declare that the company CBRE CONSULTORIA DO BRASIL LTDA. (“CBRE”), registered with the CNPJ/MF under No. 51.718.575/0001-85, registered with CRECI/SP under No. J-02569, was the sole intermediary for the lease that is the subject hereof. The commission for the lease intermediation will be paid solely and exclusively by LESSOR, under the terms of the conditions agreed between LESSOR and CBRE.

DocuSign Envelope ID: 20505E43-D135-43E5-929B-EE0F512271D4

17. ASSIGNMENT OF CREDIT OF RENTS / SECURITIZATION:

17.1. The LESSOR may assign and/or securitize, including through the issuance of CCIs (Real Estate Credit Notes) and/or CRIs (Real Estate Receivables Certificates), the credits arising from this lease to third parties, financial institutions or otherwise, including offering the Properties, in whole or in part, as collateral for said operations, upon prior and express written communication to the LESSEES.

17.1.1. In the event established in clause 17.1 above, the payment of rent may, in whole or in part, be made directly by the LESSEES to third parties indicated by the LESSOR, it being understood that the LESSEES will be granted sufficient time to change their accounts payable after being duly notified by the LESSOR, with the LESSOR agreeing broadly and exempting the LESSES for any circumstance under the terms of this clause. If any action, claim, investigation or other proceeding is instituted against the LESSEE pursuant to this Clause 17 in respect of which compensation may be claimed hereunder, the LESSOR shall reimburse or pay the full amount paid or due by the LESSOR as a result of any loss, action, damage and liability related thereto.

17.2. The LESSEES hereby agree: (i) to cooperate in the structuring and conclusion of the assignment and/or securitization, especially with regard to the provision of information and documents for the preparation of documents related to the credit operation, provided that such information and documents are public knowledge; (ii) if necessary, to consent to the process of structuring and registering the securitization with the Securities and Exchange Commission (CVM), provided that their consent does not cause them any harm or generate costs.

17.3. The LESSOR is responsible for the payment and any reimbursement of all costs involved in the assignment and/or securitization process discussed here.

17.4. The possible exercise, by the LESSOR, of credit assignment and/or securitization, as indicated above, does not remove its legitimacy nor limit the exercise of any of the rights inherent to its status as LESSOR.

17.4.1. In the event of assignment and/or securitization, as established in clause 17.1.1 above, the LESSOR will no longer have the legitimacy and the right to receive the monthly rents arising from its capacity as LESSOR within the scope hereof.

DocuSign Envelope ID: 20505E43-D135-43E5-929B-EE0F512271D4

18. JUDICIAL DISTRICT VENUE:

18.1. For any claims arising from this Agreement, the Parties elect the jurisdiction of the location of the Properties, expressly waiving any other jurisdiction they may have or may have, however privileged it may be.

18.2. The communications and notifications required as a result hereof may be made by email, telegram, extrajudicial notification or letter by means of a protocol to the respective addresses indicated in the preamble. The Parties may be summoned in any of the ways established in subsection IV of Article 58 of Federal Law No. 8.245/91.

In witness whereof, the parties this agreement, together with 2 (two) witnesses.

São Paulo, December 19, 2023.

LESSOR:

___________________________________________
NOBE EMPREENDIMENTOS E PARTICIPAÇÕES LTD A.

Alexandre Ferreira de Abreu Pereira	Dario de Abreu Pereira Neto

LESSEES:

___________________________________________
MNLT S.A.

Diego Ventura Salgado	Tatiana Malamud

___________________________________________
STONE INSTITUIÇÃO DE PAGAMENTO S.A.

Diego Ventura Salgado	Tatiana Malamud

DocuSign Envelope ID: 20505E43-D135-43E5-929B-EE0F512271D4

WITNESSES:

1.______________________________ Name: Camila Del Poente Piedade ID Card: 29062486-1 CPF/MF: 345.386.028-41	2.______________________________ Name: José Maurício Ferreira Netto ID Card: 07959655-7 CPF/MF: 004.643.747-90

DocuSign Envelope ID: 20505E43-D135-43E5-929B-EE0F512271D4

ANNEX I
RELATIONSHIP OF THIRD PARTY INVESTORS

1) EMANCIPADA PARTICIPAÇÕES LTDA. => CNPJ: 04.993.158/0001 -60

2) ÉPICA PATRIMONIAL LTDA. => CNPJ: No. 05.527.793/0001 -15

3) HELIOMAR LTDA. => CNPJ: 60.852.605/0001 -32

4) R.A.S. ENGENHARIA E CONSTRUÇÕES LTDA. => CNPJ: 00.329.297/0001 - 33

5) RASSUM EMPREENDIMENTOS E PARTICIPAÇÕES LTDA. => CNPJ: 38.878.039/0001-89

6) REGIMAR COMERCIAL S/A => CNPJ: 48.752.729/0001 -40

7) SANTA ROBERTA LTDA. => CNPJ: 27.905.116/0001-26

8) SANTA SUSANA PARTICIPAÇÕES LTDA. => CNPJ: 05.655.908/0001 -57

9) TROY COMÉRCIO, ASSESSORIA E SERVIÇOS LTDA.=> CNPJ: 62.742.614/0001-04

10) VIEWCO CONSTRUTORA LTDA. => CNPJ: 19.811.201/0001-05

11) DEVIPAR EMPREENDIMENTOS S.A. => CNPJ: 03.090.829/0001-10

12) TUIOMAR PARTICIPAÇÕES LTDA. => CNPJ: 04.852.961/0001-85

13) ROBECA PARTICIPAÇÕES LTDA. => CNPJ: 60.594.470/0001-52

14) EACAS PARTICIPAÇÕES LTDA. => CNPJ: 07.995.729/0001 -94.

DocuSign Envelope ID: 20505E43-D135-43E5-929B-EE0F512271D4

ANNEX II
INSPECTION REPORT AND PHOTOGRAPHIC REPORT LIST OF ASSETS AND STATE OF PROPERTIES

LEASE AGREEMENT SIGNED ON 12/19/2023
REAL ESTATE PROPERTIES: Service Rooms No. 21, 22, 23, 24, 31, 32, 33, 34, 41, 42, 43, 44, 51, 52, 53, 54, 61, 62, 63, 64 and Store No. 04 of the "White Office Subcondominium", which is part of "Condominium White 2880"

DocuSign Envelope ID: 20505E43-D135-43E5-929B-EE0F512271D4

INSPECTION REPORT AND PHOTOGRAPHIC REPORT

ANNEX II - NON-RESIDENTIAL PROPERTY LEASE AGREEMENT

LESSOR: NOBE EMPREENDIMENTOS E PARTICIPAÇÕES LTDA

LESSEES: MNLT S.A. AND STONE INSTITUIÇÃO DE PAGAMENTOS S.A.

Leased property:    Condomínio White 2.880, Subcondomínio White Office;
Address:    Avenida Rebouças, 2.880;
Floor/Suite:    2nd to 6th floors + Store 4
Boma Leasable Area:    7,177.21 m2

- Service Rooms No. 21, 22, 23, 24, 31, 32, 33, 34, 41, 42, 43, 44, 51, 52, 53, 54, 61, 62, 63, 64 and Store No. 04 of the "Subcondomínio White Office", which is part of "Condomínio White 2880".

Hereby, the lessee assumes full responsibility for the aforementioned property and its conservation, and it is delivered fully painted and preserved in perfect condition, since the property is new and has never been inhabited.

DESCRIPTION OF PROPERTY, GOODS AND EQUIPMENT AND TECHNICAL SPECIFICATIONS

COMMERCIAL SUITES

Walls: No partitions between suites. White latex painting on smooth mortar or plaster, in perfect condition (new);

* Floor: New raised slate floor, uninstalled (installation at Lessee's expense), except for the 4th floor where the floor is already installed;

* Glass/Frames: 12mm laminated glass on the façade and 10mm tempered laminated glass on the access doors to the floors and terraces. Aluminum frames, installed, all in perfect condition;

Luminaires in suites: Not applicable. The purchase and installations will be the sole responsibility of the Lessee, which will be incorporated into the Properties, without the right to retention or compensation of any nature;

Lighting systems: Designed via circuits at 127 V voltage.

*Lining: None. The Lessee will be fully responsible for the purchase and installations, which will be incorporated into the Properties, without the right to retention or compensation of any nature.

* Fire prevention and fighting system: Comprising fire extinguishers, hydrants, smoke detectors, fire alarm, fire door, pressurization on stairs, sprinkler network and fireproof closing of the Fire Stop type in full operation.

DocuSign Envelope ID: 20505E43-D135-43E5-929B-EE0F512271D4

TOILETS:
•Finished door by the manufacturer Pormade with hinges and locks by La Fonte, in full working order and new;
•Floor: Porcelain tile, Eliane brand, Artico Dual Alpe AC line, size 60 x 60 cm, in perfect condition;
•Wall: Porcelain tiles, Eliane brand, Artico Dual Alpe AC line, size 60 x 60 cm and wallpaper installed and in perfect condition;
•Ceiling : Latex paint, Suvinil brand, in matte white on plaster; in perfect condition;
•Countertops and baguettes in white granite Itaunas, intact and in perfect condition
•Sinks with built-in basin with double flush, Deca Vogue Plus line, Deca L37 oval built-in sink in white, installed and in perfect condition;
•Metals: Deca Smart Line basin mixer, new and in perfect condition.

TERRACES:

•Floor: Porcelain tiles by Eliane Munari, cement, size 90 x 90 cm, intact and in perfect condition;
•Wall: Ibratin brand texture, fine Progettat permalit line in medium gray, in perfect condition;
•Ceiling: Latex paint, in matte white color on plaster ceiling in perfect condition;

*Air conditioning: VRF type air conditioning, consisting of external condensing units and internal evaporating units with a capacity of 30,200 to 47,800 BTU/H, in perfecvt operation and condition of use

ELEVATORS: supplied by Thyssenkrupp Elevadores S.A

3 social elevator units with a capacity of up to 18 people or 1,350 kg, at a speed of 1.75 m/sec 1 service elevator with a capacity of up to 18 people or 1,350 kg, at a speed of 1.75 m/sec 1 emergency elevator for up to 20 people or 1,500 kg, at a speed of 3 m/sec.
All new, working and in perfect condition.

DocuSign Envelope ID: 20505E43-D135-43E5-929B-EE0F512271D4

PHOTOGRAPHIC REPORT

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PHOTOGRAPHS

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Lessee's Disclaimers:

- Ground floor - Wooden slats on the ground floor dropping: hydrant finish;
- Mezzanine:    Large hole under the stairs with leaking ceiling;
    Upper bathroom: drain with construction remains and graffitied tiles;
- 2nd floor - Work area: Leakage;
- 3rd floor - Women's bathroom: granite countertop sagging on the side;
- Balconies on the floors - Balcony ceiling tiles: some were not installed/were on the floor or damaged;

DocuSign Envelope ID: 20505E43-D135-43E5-929B-EE0F512271D4
Photo Report - WHITE 2880
Comments from the representation department to the occupants of CBRE.

• 6th floor
- Infiltration marks
- Men's bathroom sink with stained stone

DocuSign Envelope ID: 20505E43-D135-43E5-929B-EE0F512271D4
• 5th floor
- Women's toilet sink with detached stone
- PCD toilet with emergency button detached

DocuSign Envelope ID: 20505E43-D135-43E5-929B-EE0F512271D4
• 4th floor
- Raised floor with stain
- Dry wall damaged

DocuSign Envelope ID: 20505E43-D135-43E5-929B-EE0F512271D4
• 3rd floor
- Dry wall damaged

DocuSign Envelope ID: 20505E43-D135-43E5-929B-EE0F512271D4
- Ceiling marks - Exterior door
- Swollen/displaced men's bathroom liner

DocuSign Envelope ID: 20505E43-D135-43E5-929B-EE0F512271D4
- Infiltration mark on the ceiling of the women's bathroom

• 2nd floor
- Lining with signs of use

DocuSign Envelope ID: 20505E43-D135-43E5-929B-EE0F512271D4
- Dry wall damaged

• Ground floor
- Loose light fixture in the People with Disabilities' toilet

Certificate of Completion

Envelope identification: 20505E43D13543E5929BEE0F512271D4		Status: Concluded
Subject: Complete with DocuSign: NOBE - Contrato de Locação - Anexo II Laudo Vistoria_19.12.2023.pdf
Source envelope:
Document pages: 81	Signatures: 8	Envelope sender:
Certify pages: 14	Initials: 293	CEDOC
Guided signature: Enabled		Rua Fidêncio Ramos 308
Seal with Envelope Id: Enabled		San Paulo, SP 04551-010
Time zone: (UTC-03:00) Brasília		cedoc@stone.com.br IP address: 155.190.28.4
Tracking records

Status: Original 12/19/2023 01:42:50 PM	Bearer: CEDOC cedoc@stone.com.br	Location: DocuSign

Signatory Events	Signature	Time and date record
Ana Carolina Schwambach ana.schwambach@stone.com.br
Security level: Email, Account Authentication (None)
Instruments of Electronic Signature and Registration:
Accepted: 12/19/2023 03:06:18 PM
ID: 63c1e6bf-3c1b-4521-9622-0cca83221b41
	Signature adoption: Drawn on device Using IP address: 155.190.29.5	Sent: 12/19/2023 02:28:50 PM Viewed: 12/19/2023 03:06:18 PM Signed: 12/19/2023 03:07:56 PM
Camila Del Poente Piedade camila.poente@stone.com.br
Security level: Email, Account Authentication (None), Digital Certificate
Signature provider details:
Type of signature: ICP Smart Card Signature
Issuer: AC VALID RFB v5
Signatory's CPF:: 34538602841
Instruments of Electronic Signature and Registration:
Accepted: 06/26/2023 05:27:10 PM
ID: eb4f1f68-de9c-4c4f-8476-fe63d5877799
	Signature adoption: Pre-selected style Using IP address: 67.159.227.77	Sent: 12/19/2023 02:28:48 PM Viewed: 12/19/2023 02:35:50 PM Signed: 12/19/2023 02:50:43 PM
Celina Hara
celina.hara@stone.com.br
Lawyer
Security level: Email, Account Authentication (None)
Instruments of Electronic Signature and Registration:
Accepted: 12/19/2023 02:34:52 PM
ID: ee4f9581-aee3-42cd-b54d-64600c621f8a
	Signature adoption: Pre-selected style Using IP address: 67.159.227.77	Sent: 12/19/2023 02:28:49 PM Viewed: 12/19/2023 02:34:52 PM Signed: 12/19/2023 02:37:03 PM
José Mauricio Ferreira Netto jose.netto@stone.com.br
Security level: Email, Account Authentication (None), Digital Certificate
Signature provider details:
Type of signature: ICP Smart Card Signature
Issuer: AC Certisign RFB G5
Signatory's CPF: 00464374790 Instruments of Electronic Signature and Registration:
	Signature adoption: Pre-selected style Using IP address: 177.57.26.227	Sent: 12/19/2023 02:28:49 PM Viewed: 12/19/2023 02:35:59 PM Signed: 12/19/2023 02:39:00 PM

Signatory Events	Signature	Time and date record
Accepted: 12/19/2023 02:35:59 PM
ID: 8687192d-be63-4673-9e23-52b523b55574
Roberto Assis
roberto.assis@stone.com.br
Security level: Email, Account Authentication (None)
Instruments of Electronic Signature and Registration:
Accepted: 12/19/2023 02:31:54 PM
ID: ba614286-b006-4834-a782-db7cbf02d57b
	Signature adoption: Pre-selected style Using IP address: 177.51.66.225 Signed with the use of the mobile phone	Sent: 12/19/2023 02:28:49 PM Viewed: 12/19/2023 02:31:54 PM Signed: 12/19/2023 02:34:04 PM
Diego Ventura Salgado
diego.salgado@stone.com.br
Treasury Officer
Security level: Email, Account Authentication (None), Digital Certificate
Signature provider details:
Type of signature: ICP Smart Card Signature
Issuer: AC SOLUTI Multipla v5
Signatory's CPF:: 05367373631
Instruments of Electronic Signature and Registration:
Accepted: 08/10/2023 11:50:16 AM
ID: e69d6090-2c46-414f-908e-b2d18ca9b8d3
	l Signature adoption: Pre-selected style Using IP address: 155.190.29.4	Sent: 12/19/2023 3:08:05 PM Resent: 12/19/2023 5:53:18 PM Resent: 12/19/2023 09:06:26 PM Viewed: 12/20/2023 10:31:02 AM Signed: 12/20/2023 10:35:51 AM
Tatiana Malamud
tatiana.malamud@stone.com.br
Security level: Email, Account Authentication (None), Digital Certificate
Signature provider details:
Type of signature: ICP Smart Card
Signature Issuer: AC VALID RFB v5
Signatory's CPF:: 00395566703
Instruments of Electronic Signature and Registration:
Accepted: 01/17/2023 10:10:31 AM
ID: ff1c529a-59df-4a0e-b10e-ec9831c6ceed
	Signature adoption: Pre-selected style Using IP address: 67.159.227.77	Sent: 12/19/2023 3:08:06 PM Viewed: 12/19/2023 03:22:33 PM Signed: 12/19/2023 05:39:09 PM
Claudio Pires Oliveira Dias Didier Fecarotta claudio.pires@rpf.adv.br
Security level: Email, Account Authentication (None)
Instruments of Electronic Signature and Registration:
Accepted: 12/15/2023 07:55:28 PM
ID: 4c17cc6d-3279-4734-8801-4af9f2cbef2a
	Signature adoption: Uploaded signature image Using IP address: 177.145.80.174	Sent: 12/20/2023 10:35:55 AM Viewed: 12/20/2023 10:57:07 AM Signed: 12/20/2023 10:58:51 AM
Franco Parente
franco.parente@rpf.adv.br
Security level: Email, Account Authentication (None)
Instruments of Electronic Signature and Registration:
Accepted: 12/20/2023 10:53:13 AM
ID: 31277ece-c405-4e25-b0ca-9f684d0 9f
	Signature adoption: Pre-selected style Using IP address: 189.8.90.157	Sent: 12/20/2023 10:35:56 AM\ Viewed: 12/20/2023 10:53:13 AM Signed: 12/20/2023 10:55:15 AM

Signatory Events	Signature	Time and date record
ALEXANDRE FERREIRA DE ABREU PEREIRA
alexandre@sdiweb.com.br
Chief Financial Officer
Security level: Email, Account Authentication (None), Digital Certificate
Signature provider details:
Type of signature: ICP Smart Card
Signature Issuer: AC SOLUTI Multipla v5
Signatory's CPF:: 25991238871
Instruments of Electronic Signature and Registration:
Accepted: 12/16/2023 09:25:31 AM
ID: 92c741f1-af13-4497-ad5e-78dc39d8a2be
	Signature adoption: Pre-selected style Using IP address: 200.155.186.6	Sent: 12/20/2023 10:59:06 AM Viewed: 12/20/2023 11:09:08 AM Signed: 12/20/2023 11:17:26 AM
Dario de Abreu Pereira Neto
dario@sdiweb.com.br
officer
Security level: Email, Account Authentication (None), Digital Certificate
Signature provider details:
Type of signature: ICP Smart Card
Signature Issuer: AC SOLUTI Multipla v5
Signatory's CPF:: 11477412808
Instruments of Electronic Signature and Registration:Accepted: 12/16/2023 10:12:16 AM ID: c97082c4-a7d9-4de9-a7b0-83fe8476cbd4
	Signature adoption: Pre-selected style Using IP address: 200.155.186.6	Sent: 12/20/2023 10:59:07 AM Viewed: 12/20/2023 10:59:59 AM Signed: 12/20/2023 11:07:35 AM
Face-to-face signatory events	Signature	Time and date record
Publisher Delivery Events	Status	Time and date record
Agent delivery event	Status	Time and date record
Intermediate delivery events	Status	Time and date record
Certified delivery events	Status	Time and date record
Copy Events	Status	Time and date record
Events with witnesses	Signature	Time and date record
Notary Events	Signature	Time and date record
Envelope Summary Events	Status	Time/date stamp
Envelope sent	Hashed / Encrypted	12/19/2023 02:28:50 PM
Certified delivery	Security verified	12/20/2023 10:59:59 AM
Signature completed	Security verified	12/20/2023 11:07:35 AM
Concluded	Security verified	12/10/2023 11:17:29 AM
Payment events	Status	Time/date stamp
Instruments of Electronic Signature and Registration:

CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORDS AND SIGNATURE DISCLOSURES

Electronic Registration and Signature Disclosure

From time to time, Stone Pagamentos S.A. may be legally required to provide you with certain written notices or disclosures. Described below are the terms and conditions for providing you with such notices and disclosures electronically through the electronic signature system of DocuSign, Inc. (DocuSign). Please read the information below carefully and thoroughly, and if you can access this information electronically satisfactorily and agree to these terms and conditions, please confirm your acceptance by clicking on the “I agree” button at the bottom of this document.

Obtaining printed copies

At any time, you may request from us a paper copy of any record provided or made available electronically by us to you. You will be able to download and print documents that we send to you through the DocuSign system during and immediately after the signing session, and if you choose to create a DocuSign user account, you will be able to access them for a limited period of time (generally 30 days) after the date they are first sent to you. After this period, if you wish us to send printed copies of any of these documents from our office to you, we will charge you a fee of BRL 0.00 per page. You may request delivery of such printed copies by us by following the procedure outlined below.

Revocation of your consent

If you elect to receive notices and disclosures from us electronically, you may change your mind at any time and inform us later that you wish to receive notices and disclosures only in paper format. The manner in which you must inform us of your decision to receive future notices and disclosures in paper format and to revoke your consent to receive notices and disclosures is described below.

Consequences of revocation of consent

If you choose to receive required notices and disclosures only in paper format, it will slow the speed at which we are able to complete certain steps in transactions involving you and deliver services to you because we will need to first send the required notices and disclosures in paper format, and then wait until we receive confirmation back that you have received such paper notices and disclosures. To indicate to us that you have changed your mind, you must revoke your consent by completing the DocuSign “Revoke Consent” form on the signature page of a DocuSign envelope, rather than signing it. This will indicate that you have revoked your consent to receive notices and disclosures electronically and you will no longer be able to use the DocuSign system to receive required notices and consents from us electronically or to electronically sign documents sent to you by us.

All notices and disclosures will be sent to you electronically

Unless you inform us otherwise in accordance with the procedures described herein, we will provide to you electronically, through your DocuSign user account, all required notices, disclosures, authorizations, confirmations, and other documents required to be provided or made available to you during the course of our relationship. To mitigate the risk that you may inadvertently fail to receive any notice or disclosure, we prefer to provide all notices and disclosures by the same method and to the same address that you provided to us. You may then receive all disclosures and notices electronically or in printed format via mail. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above, which describes the consequences of your choice not to receive notices and disclosures from us electronically.

How to contact Stone Pagamentos S.A.:

You may contact us to inform us of your changes to how we may contact you electronically, request paper copies of certain information, and revoke your prior consent to receive notices and disclosures in electronic form as follows:

To contact us by email, send messages to:

To inform your new email address to Stone Pagamentos S.A.:

To notify us of a change in your email address, to which we must send notices and disclosures electronically, you must send us an email message to the address and state, in the body of the message: your previous email address, your new email address. We do not request any other information to change your email address.

Additionally, you must notify DocuSign, Inc to arrange for your new email address to be reflected in your DocuSign account by following the process for changing your email address in the DocuSign system.

To request printed copies from Stone Pagamentos S.A.:

To request delivery of paper copies of notices and disclosures previously provided by us electronically, you must send an email message to and inform, in the body of the message: your email address, full name, postal address in Brazil and telephone number. We will charge you for the copies at this time, if applicable.

To revoke your consent to Stone Pagamentos S.A.:

To inform us that you no longer wish to receive future notices and disclosures in electronic format, you may:

(i) refuse to sign a document from your DocuSign session, and on the next page, check the box indicating your intent to revoke your consent; or

(ii) send an email message to and inform, in the body of the message, your email address, full name, postal address in Brazil and telephone number. We do not need any other information from you to revoke your consent. As a consequence of revoking your consent to online documents, transactions will take longer to process.

Required hardware and software**:

(i) Operating Systems: Windows® 2000, Windows® XP, Windows Vista®; Mac OS®

(ii) Browsers: Final versions of Internet Explorer® 6.0 or higher (Windows only); Mozilla Firefox 2.0 or higher (Windows and Mac); Safari™ 3.0 or higher (Mac only)

(iii) PDF Readers: Acrobat® or similar software may be required to view and print PDF files.

(iv) Screen Resolution: Minimum 800 x 600

(v) Security Settings enabled: Allow cookies per session

** These minimum requirements are subject to change. In the event of a change, you will be asked to accept the disclosure again. Experimental (e.g. beta) versions of operating systems and browsers are not supported.

Confirmation of your access and consent to receive materials electronically:

To confirm that you can access this information electronically, which will be similar to other electronic notices and disclosures we may send to you in the future, please ensure that you are able to read this electronic disclosure and that you are able to print or save this page electronically for future reference and access; or that you are able to send this disclosure and consent, via email, to an address at which you are able to print or save it for future reference and access. Additionally, if you agree to receive notices and disclosures exclusively in electronic form under the terms and conditions described above, please let us know by clicking on the “I agree” button below.

By selecting the “I agree” field, I confirm that:

(i) I may access and read this electronic document, entitled CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORD AND DISCLOSURE OF SIGNATURE; and

(ii) I may print or save or email this disclosure to a place where I can print it for future reference and access; and (iii) Until or unless I notify Stone Pagamentos S.A. as described above, I consent to receive exclusively in electronic form all notices, disclosures, authorizations, acceptances and other documents that are required to be provided or made available to me by Stone Pagamentos S.A. during the course of my relationship with you.

CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORDS AND SIGNATURE DISCLOSURES

Electronic Registration and Signature Disclosure

From time to time, Stone Pagamentos S.A. may be legally required to provide you with certain written notices or disclosures. Described below are the terms and conditions for providing you with such notices and disclosures electronically through the electronic signature system of DocuSign, Inc. (DocuSign). Please read the information below carefully and thoroughly, and if you can access this information electronically satisfactorily and agree to these terms and conditions, please confirm your acceptance by clicking on the “I agree” button at the bottom of this document.

Obtaining printed copies

At any time, you may request from us a paper copy of any record provided or made available electronically by us to you. You will be able to download and print documents that we send to you through the DocuSign system during and immediately after the signing session, and if you choose to create a DocuSign user account, you will be able to access them for a limited period of time (generally 30 days) after the date they are first sent to you. After this period, if you wish us to send printed copies of any of these documents from our office to you, we will charge you a fee of BRL 0.00 per page. You may request delivery of such printed copies by us by following the procedure outlined below.

Revocation of your consent

If you elect to receive notices and disclosures from us electronically, you may change your mind at any time and inform us later that you wish to receive notices and disclosures only in paper format. The manner in which you must inform us of your decision to receive future notices and disclosures in paper format and to revoke your consent to receive notices and disclosures is described below.

Consequences of revocation of consent

If you choose to receive required notices and disclosures only in paper format, it will slow the speed at which we are able to complete certain steps in transactions involving you and deliver services to you because we will need to first send the required notices and disclosures in paper format, and then wait until we receive confirmation back that you have received such paper notices and disclosures. To indicate to us that you have changed your mind, you must revoke your consent by completing the DocuSign “Revoke Consent” form on the signature page of a DocuSign envelope, rather than signing it. This will indicate that you have revoked your consent to receive notices and disclosures electronically and you will no longer be able to use the DocuSign system to receive required notices and consents from us electronically or to electronically sign documents sent to you by us.

All notices and disclosures will be sent to you electronically

Unless you inform us otherwise in accordance with the procedures described herein, we will provide to you electronically, through your DocuSign user account, all required notices, disclosures, authorizations, confirmations, and other documents required to be provided or made available to you during the course of our relationship. To mitigate the risk that you may inadvertently fail to receive any notice or disclosure, we prefer to provide all notices and disclosures by the same method and to the same address that you provided to us. You may then receive all disclosures and notices electronically or in printed format via mail. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above, which describes the consequences of your choice not to receive notices and disclosures from us electronically.

How to contact Stone Pagamentos S.A.:

You may contact us to inform us of your changes to how we may contact you electronically, request paper copies of certain information, and revoke your prior consent to receive notices and disclosures in electronic form as follows:

To contact us by email send messages to: rodrigo.muneratti@stone.com.br

To contact us by email, send messages to: rodrigo.muneratti@stone.com.br

To inform your new email address to Stone Pagamentos S.A.:

To notify us of a change in your e-mail address, to which we must send notices and disclosures electronically, you must send us an email message to the address rodrigo.muneratti@stone.com.br and inform, in the body of the message: your previous email address, your new email address. We do not request any other information to change your email address. We do not require any other information from you to change your email address.

Additionally, you must notify DocuSign, Inc to arrange for your new email address to be reflected in your DocuSign account by following the process for changing your email address in the DocuSign system.

To request printed copies from Stone Pagamentos S.A.:

To request delivery of paper copies of notices and disclosures previously provided by us electronically, you must send an email message to rodrigo.muneratti@stone.com.br and inform, in the body of the message: your email address, full name, postal address in Brazil and telephone number. We will charge you for the copies at this time, if applicable.

To revoke your consent before Stone Pagamentos S.A.:

To inform us that you no longer wish to receive future notices and disclosures in electronic form, you may:

(i) refuse to sign a document from your DocuSign session, and on the next page, check the box indicating your intent to revoke your consent; or

(ii) send an email message to rodrigo.muneratti@stone.com.br and inform, in the body of the message, your email address, full name, postal address in Brazil and telephone number. We do not need any other information from you to revoke your consent. As a consequence of revoking your consent to online documents, transactions will take longer to process. We do not need any other information from you to withdraw consent. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process..

Required hardware and software**:

(i) Operating Systems: Windows® 2000, Windows® XP, Windows Vista®; Mac OS®

(ii) Browsers: Final versions of Internet Explorer® 6.0 or higher (Windows only); Mozilla Firefox 2.0 or higher (Windows and Mac); Safari™ 3.0 or higher (Mac only)

(iii) PDF Readers: Acrobat® or similar software may be required to view and print PDF files.

(iv) Screen Resolution: Minimum 800 x 600

(v) Security Settings enabled: Allow cookies per session

** These minimum requirements are subject to change. In the event of a change, you will be asked to accept the disclosure again. Experimental (e.g. beta) versions of operating systems and browsers are not supported.

Confirmation of your access and consent to receive materials electronically:

To confirm that you can access this information electronically, which will be similar to other electronic notices and disclosures we may send to you in the future, please ensure that you are able to read this electronic disclosure and that you are able to print or save this page electronically for future reference and access; or that you are able to send this disclosure and consent, via email, to an address at which you are able to print or save it for future reference and access. Additionally, if you agree to receive notices and disclosures exclusively in electronic form under the terms and conditions described above, please let us know by clicking on the “I agree” button below.

By selecting the “I agree” field, I confirm that:

(i) I may access and read this electronic document, entitled CONSENT TO ELECTRONIC RECEIPT OF ELECTRONIC RECORD AND DISCLOSURE OF SIGNATURE; and

(ii) I may print or save or email this disclosure to a place where I can print it for future reference and access; and (iii) Until or unless I notify Stone Pagamentos S.A. as described above, I consent to receive exclusively in electronic form all notices, disclosures, authorizations, acceptances and other documents that are required to be provided or made available to me by Stone Pagamentos S.A. during the course of my relationship with you. ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

From time to time, Stone Pagamentos S.A. (we, us or Company) may be required by law to provide you with certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature Disclosure (ERSD), please confirm your agreement by selecting the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system.

Getting paper copies

At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print documents we send to you through the DocuSign system during and immediately after the signing session and, if you elect to create a DocuSign account, you may access the documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below.

Withdrawing your consent

If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below.

Consequences of changing your mind

If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. Further, you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign electronically documents from us.

All notices and disclosures will be sent to you electronically

Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us.

How to contact Stone Pagamentos S.A.:

You may contact us to let us know your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows:

To contact us by email send messages to: rodrigo.muneratti@stone.com.br

To advise Stone Pagamentos S.A. of your new email address

To let us know of a change in your email address where we should send notices and disclosures electronically to you, you must send an email message to us at rodrigo.muneratti@stone.com.br and in the body of such request you must state: your previous email address, your new email address. We do not require any other information from you to change your email address.

If you created a DocuSign account, you may update it with your new email address through your account preferences.

To request paper copies from Stone Pagamentos S.A.

To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an email to rodrigo.muneratti@stone.com.br and inthe body of such request you must state your email address, full name, mailing address, and telephone number. We will bill you for any fees at that time, if any.

To withdraw your consent with Stone Pagamentos S.A.

To inform us that you no longer wish to receive future notices and disclosures in electronic format you may:

i. decline to sign a document from within your signing session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may;

ii. send us an email to samuel@cosbat.com.br and in the body of such request you must state your email, full name, mailing address, and telephone number. We do not need any other information from you to withdraw consent. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process..

Required hardware and software

The minimum system requirements for using the DocuSign system may change over time. The current system requirements are found here: https://support.docusign.com/guides/signer-guide- signing-system-requirements.

Acknowledging your access and consent to receive and sign documents electronically

To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please confirm that you have read this ERSD, and (i) that you are able to print on paper or electronically save this ERSD for your future reference and access; or (ii) that you are able to email this ERSD to an email address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format as described herein, then select the check-box next to ‘I agree to use electronic records and signatures' before clicking ‘CONTINUE' within the DocuSign system.

By selecting the check-box next to ‘I agree to use electronic records and signatures', you confirm that:

•You can access and read this Electronic Record and Signature Disclosure; and

•You can print on paper this Electronic Record and Signature Disclosure, or save or send this Electronic Record and Disclosure to a location where you can print it, for future reference and access; and

•Until or unless I notify DocuSign, Inc. as described above, I consent to receive from exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you by Stone Pagamentos S.A. during the course of your relationship with Stone Pagamentos S.A..